UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

43-1792717

(I.R.S. employer identification number)

0-23325

(Commission file number)

1341 West Battlefield
Springfield, Missouri 65807
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (417) 520-4333

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INCLUDED INFORMATION

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 26, 2013, Director Jack L. Barham notified the Board of Directors (the “Board”) of Guaranty Federal Bancshares, Inc. (the “Company”) that he would retire from the Board effective at the end of 2013, citing age limitations as the reason for his resignation. Mr. Barham is 80 years of age.

Mr. Barham was employed by Guaranty Federal Savings Bank, the predecessor savings bank to Guaranty Bank (the subsidiary bank of the Company), for 24 years and retired in 1995. In 1983, he was elected to the Company’s Board of Directors. In 1990, he was elected Vice President and Chairman of the Board, and continued to serve as Chairman of the Board until he relinquished such position in March 2005.

The Board will consider various candidates as a replacement for Mr. Barham following his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:
/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: September 30, 2013

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